UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 5, 2008 (July 31, 2008)

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                 Change in Registrant’s Certifying Accountant.

                                                                                    As described in Items 4.01(a) and (b) below, CREDO Petroleum Corporation (CREDO) has dismissed Hein & Associates LLP (Hein) as CREDO’s independent registered public accounting firm and engaged Ernst & Young LLP (Ernst & Young) as its new independent registered public accounting firm.  As described below, the change in independent public accounting firms is not the result of any disagreement with Hein.

                                                                                    Item 4.01(a)        Previous Independent Accountants

                                                                                    (i)        On July 31, 2008, the Audit Committee (the Audit Committee) of the Board of Directors of CREDO (the Board) dismissed Hein as CREDO’s independent registered public accounting firm.  The Audit Committee’s decision to dismiss Hein was approved and ratified by the Board.

                                                                                    (ii)       The reports of Hein on the consolidated financial statements for CREDO’s two most recent fiscal years ended October 31, 2006 and October 31, 2007, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  The audit report of Hein on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of October 31, 2006 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                                                                                    Hein’s audit report on the effectiveness of internal control over financial reporting as of October 31, 2007 contained an adverse opinion due to a material weakness in such controls.  The material weakness at October 31, 2007 was due to the company not having a sufficient complement of personnel with appropriate training and experience to evaluate highly complex and unusual transactions under generally accepted accounting principles and Securities and Exchange Commission’s accounting interpretations.  This material weakness did not result in a material misstatement of the company’s October 31, 2007 financial statements and did not require any changes to those financial statements.  As reported in the company’s Form 10-Q for the quarter ended April 30, 2008, the company believes that the material weakness reported in the company’s Form 10-K for the year ended October 31, 2008 has been remediated, although all of the testing of internal controls in those areas for fiscal 2008 has not been completed.

                                                                                    (iii)      In connection with its audits for the years ended October 31, 2006 and October 31, 2007 and in the subsequent interim periods through July 31, 2008,  there were (1) no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused them to make reference thereto in connection with its reports on the financial statements for such years or (2) except for the material weakness mentioned above, there were no reportable events pursuant to Item 304(a)(1)(v) of Regulation S-K.  Management of the company has authorized Hein to respond fully to the inquiries of the new independent registered public accounting firm regarding all matters.

                                                                                    (iv)      CREDO has requested Hein to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of Hein’s letter is attached as Exhibit 16.1.

                                                                                    Item 401(b)        New Independent Accountants

                                                                                    On July 31, 2008, the Audit Committee approved the engagement of Ernst & Young as CREDO’s independent registered public accounting firm for the fiscal year ending October 31, 2008, and to perform procedures related to the financial statements to be included in CREDO’s quarterly report on Form 10-Q, beginning with, and including, the quarter ending July 31, 2008.  The Audit Committee made the decision to engage Ernst & Young and that decision was approved and ratified by the Board.  CREDO has not consulted with Ernst & Young during its two most recent fiscal years ended October 31, 2006 and October 31, 2007, or during any subsequent interim period prior to its appointment as CREDO’s auditor with respect to any of the matters of events listed in Regulation S-K 304(a)(2)(i)and (ii).  Ernst & Young has informed the company that it completed its prospective client acceptance process on August 4, 2008.

Item 9.01                                 Financial Statements and Exhibits

(d)	Exhibits

	16.1	Letter from Hein & Associates LLP dated July 31, 2008 addressed to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDO PETROLEUM CORPORATION
(Registrant)

Date: August 5, 2008	By:	/s/ Alford B. Neely
Alford B. Neely
Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter from Hein & Associates dated July 31, 2008 addressed to the Securities and Exchange Commission